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                                                                     EXHIBIT 5.1

                          [VINSON & ELKINS LETTERHEAD]



                                  June 24, 1998


Lomak Petroleum, Inc.
500 Throckmorton Street, Suite 1900
Fort Worth, Texas 76102

Ladies and Gentlemen:


         We have acted as counsel to Lomak Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance by the Company of certain shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), in accordance with the Agreement and Plan of Merger dated as of May 12, 1998, as amended (the "Merger Agreement"), among the Company, Domain Energy Corporation ("Domain") and DEC Acquisition, Inc., which Merger Agreement provides for the acquisition by the Company of Domain by means of the merger described therein (the "Merger"). In such connection, we are passing on certain legal matters in connection with the foregoing issuance of the Common Stock. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.


         In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

         Based upon the foregoing examination and review, we are of the opinion that when the conditions to the Merger set forth in the Merger Agreement have been satisfied (including that the Registration Statement has become effective under the Act) and the Merger has been effected in accordance therewith, the shares of Common Stock issued in exchange for shares of common stock of Domain pursuant to the Merger Agreement will be validly issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption and in the Proxy Statement/Prospectus forming a part of the Registration Statement.

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Lomak Petroleum, Inc.
Page 2


June 24, 1998




         In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/  VINSON & ELKINS L.L.P.

                                       Vinson & Elkins L.L.P.